UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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Everbridge, Inc.

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Everbridge Comments on Ancora’s Recent Statement

BURLINGTON, Mass., April 29, 2022 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM) and national public warning solutions, today issued the following response to Ancora Holdings’ recent statement pertaining to the upcoming 2022 Annual Meeting of Everbridge Shareholders scheduled for May 19, 2022:

The Everbridge Board of Directors is committed to acting in the best interests of all shareholders and is open to all opportunities to enhance shareholder value.

As part of this commitment, the Board recently undertook a comprehensive review of Everbridge’s strategy and operations to address the recent developments in our business and change in leadership. Informed by this proactive review, Everbridge is taking the initiative to improve our go-forward strategic direction, go-to-market execution and efficiency, including by pausing material new M&A and focusing on integrating previous acquisitions, simplifying product offerings, focusing on land-and-expand opportunities, and conducting a thorough search for a permanent CEO. The Board believes that these actions will position our business to drive attractive, sustainable growth with improved profitability, which will in turn generate significant value for our shareholders.

The Everbridge Board remains committed to evaluating all opportunities to maximize value and regularly reviews the Company’s strategy against a range of alternatives. Consistent with Everbridge’s openness to value-enhancing opportunities and commitment to shareholder feedback, we have engaged with Ancora Holdings, a new investor to our share register, to understand its perspectives. Ancora’s sole substantive objective has been an immediate sale of the Company. We believe Ancora’s attempts to disrupt the leadership of Everbridge both through its public campaign to oppose our directors, which it chose to announce well after the Company had nominated its candidates for election at the upcoming annual meeting, and its demands to abandon our CEO search midstream are intended to make a near-term sale a foregone conclusion. The Board believes Everbridge’s current actions will enhance long-term shareholder value and that support for Ancora’s campaign will prevent the Company from executing on value-enhancing initiatives from a position of strength, as well as reduce optionality.

The Everbridge Board of Directors is highly independent, with significant skills, qualifications and experiences relevant to our business. The Board and our Nominating and Corporate Governance Committee have a robust director refreshment process and conduct regular evaluations to ensure that Board composition is aligned with the Company’s evolving business needs and is best positioned to lead Everbridge forward. This rigorous and thoughtful approach to composition has led to the addition of four new independent directors, 57% of our independent directors, over the past four years. In addition, the Board has a track record of soliciting shareholder feedback and has demonstrated responsiveness to feedback received, evidenced by the recent immediate declassification of our Board and elimination of the supermajority vote requirement for amendments to our articles and bylaws.

The Everbridge Board’s deliberate director refreshment process balances the need to have both fresh and longer-term perspectives providing oversight of our strategy and business. Our non-executive Chair, Jaime Ellertson, and directors Richard D’Amore, Bruns Grayson, and Kent Mathy add critical perspectives both given their tenure with the Board and extensive experience as technology and telecommunications executives and investors. In addition to the significant, relevant experience and insights these directors bring to the Board, absent their continued service, average director tenure would be approximately three years and the Board would lack valuable context regarding Everbridge’s historical growth and development, future opportunities, and the CEM industry.

Furthermore, Ancora’s statements targeting Mr. Ellertson are misleading, contradictory, and untrue. Ancora criticizes the results of Mr. Ellertson’s involvement at Everbridge while also criticizing his alleged lack of involvement. Although Ancora claims persistent underperformance, Everbridge demonstrated consistently attractive operating performance and shareholder returns from IPO through November 2021. Moreover, following the recent challenges faced by Everbridge, Mr. Ellertson has led the efforts of the Board and management team to identify and execute our recently announced initiatives covering the specific concerns raised by Ancora – our acquisition strategy and public warning market dynamics. Contrary to Ancora’s claims, at no time has Mr. Ellertson or his firm, Akmazo, recruited or hired an active employee of Everbridge. Finally, Akmazo’s investments have been in businesses unrelated to Everbridge and any potential conflicts are subject to review according to Everbridge’s robust conflicts of interest policy.

The Everbridge Board of Directors believes strongly that its nominees are best positioned to continue acting as agents of change to deliver long-term shareholder value, and unanimously recommends that shareholders vote FOR all of the Company’s highly qualified and experienced nominees: Richard D’Amore, Alison Dean, Jaime Ellertson, Bruns Grayson, David Henshall, Kent Mathy, Simon Paris and Sharon Rowlands.

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks, product recalls or supply-chain interruptions, over 6,100 customers in 76 countries rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication modalities, and track progress on executing response plans. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and anticipated impact on financial results. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. These risks and uncertainties include, but are not limited to, the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully integrate businesses and assets that we may acquire; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Additional Information and Where to Find It

Everbridge filed a definitive proxy statement and a form of associated proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 8, 2022 in connection with the solicitation of proxies for the 2022 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting, the “2022 Annual Meeting”). Details concerning the nominees of the Everbridge Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. SHAREHOLDERS OF EVERBRIDGE ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain a copy of the Proxy Statement and other documents filed by Everbridge free of charge from the SEC’s website, www.sec.gov. Copies are also available at no charge on the Everbridge website at https://ir.everbridge.com/sec-filings.

Certain Information Regarding Participants

Everbridge, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of Everbridge directors and executive officers and their respective interests in Everbridge by security holdings or otherwise is set forth the Proxy Statement. To the extent holdings of such participants in Everbridge securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Investor Contact:

Nandan Amladi

Everbridge

nandan.amladi@everbridge.com

617-665-7197

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

Proxy Solicitor:

Ed Greene

Georgeson

egreene@georgeson.com

212-805-7303